THIS AGREEMENT dated for reference the 12th day of December 1998

BETWEEN:

NEWSLINK NETWORK TDS, INC. dba WESTSPHERE ASSET CORPORATION, a company incorporated pursuant to the laws of the State of Colorado and having its business office at Suite #212, 214 - 11th Avenue SE, Calgary, Alberta, T2G 0X8 :

OF THE FIRST PART

(herein referred to as "Westsphere")

AND:

3 OCEAN INVESTMENT CORP., a Company incorporated pursuant to the laws of the Belize, Central America and having its business office at 3133 89 Street, Edmonton, Alberta T6K 2Z1:

(herein referred to as "3 Ocean")

OF THE SECOND PART

WHEREAS:

  3 Ocean is the registered and beneficial owners of 8 of the issued and outstanding shares of Vencash Capital Corporation ("Vencash"); and,

  3 Ocean is the registered and beneficial owner of a Promissory Note executed by and between 3 Ocean and Vencash in the amount of $48,000.00 Canadian Dollars which for the purpose of this Agreement has been exchanged to United States currency at a rate of 1.5625 for a total value of $30,720.00 United States Dollars;

  Westsphere wishes to effect an exchange of 4,800,000 shares of the common stock of Westsphere with a deemed value of $0.02 per share 3 Ocean for 8 shares of the common stock of Vencash and a Promissory Note with a deemed value of $30,720.00 United States Dollars.

  3 Ocean has agreed to the distribution of 4,800,000 shares of the common stock of Westsphere subject to the share exchange as contemplated herein in the respective denominations and to those parties as stated on Appendix "A" attached hereto.

NOW THEREFOR THIS AGREEMENT WITNESSES that for and in inconsideration of the mutual premises and mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

  DEFINITIONS

1.1  For all purposes of the Agreement;

  "Effective Date" means the date that this Agreement is approved by the shareholders of Westsphere and the requisite articles of exchange are filed with the State of Colorado.

  "Board Approval" means the requisite Board of Directors approvals as may be required by certain of the parties to this Agreement;

  "Shareholder Approval" means the requisite shareholder approvals as may be required by certain of the parties to this Agreement;

  "Promissory Note" means that Promissory Note in the amount of $48,000.00 Canadian Dollars and equivalent to $30,720.00 United States Dollars owned and registered to 3 Ocean Ventures Inc.;

  "Westsphere Shares" means the fully paid and non-assessable shares of common stock of Westsphere to be allotted and issued pursuant to Article 2 hereof;

  "Vencash Shares" means a total of 8 shares of the organized shares in the capital of Vencash, to be exchanged by 3 Ocean with Westsphere, and being 8% of the issued and outstanding organized shares of Vencash;

  "Share Exchange" shall mean the exchange of the Westsphere Shares for the Vencash Shares as contemplated herein.

1.2  In this Agreement, except as otherwise expressly provided:

  "Agreement" means this Agreement, including the preamble and the schedules hereto, as it may from time to time be supplemented or amended in effect;

  all references in this Agreement, to be designated "Section" or other subdivision or to a schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;

  the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

  the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, of limit the scope, extent or intent of this Agreement or any provision hereof;

  the singular of any term includes the plural, an vice versa, the use of any term is equally applicable to any gender and where applicable a body corporate; the word "or" is not exclusive and the word "including" is not limiting, whether or not non-limiting language, such as "without limitation" or "but not limited" to or words of similar import, is used with reference thereto;

  any accounting term not otherwise defined has the meanings assigned to it in accordance with the generally accepted accounting principals applicable to the United States of America;

  any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;

  where any representation or warranty is made "to the knowledge of" any Person, such Person will not be liable for a misrepresentation or breach of warranty by reason of the fact, state of facts, or circumstances in respect of which the representation or warranty is given being untrue if such Person proves:

  that such Person conducted a reasonable investigation so as to provide reasonable grounds for a belief that there had been no misrepresentation or breach of warranty; and

  that fact, state of facts, or circumstances could not reasonably be expected to have been determined as a result of that reasonable investigation, irrespective of the actual investigation conducted by such Person;

  except as otherwise provided, any dollar amount referred to in this Agreement is in U.S. funds; and

  any other term defined within the text of this Agreement has the meanings so ascribed.

2.0  SHARE EXCHANGE

2.1  Subject to the terms and conditions hereof and the requisite Board of Director and Shareholder Approvals as required, as at the Effective Date, Westsphere shall exchange the Westsphere Shares for the Vencash Shares.

2.2  Subject to the terms and conditions hereof, as at the Effective Date, 3 Ocean shall assign the Promissory Note to Westsphere.

3.0  CLOSING

3.1  The completion of the Share Exchange will take place at the Effective Date at such place as each of the parties to this Agreement may agree to;

3.2  The effective Date shall occur no later than 90 days from the date of execution of this Agreement, and this Agreement shall be voidable thereafter at the option of any party upon thirty (30) days notice in writing to the parties hereto, such election not to be unreasonably exercised. This Agreement will terminate on the effective date of such notice of termination and except for the provisions of Section 3.2 and 3.3, shall thereafter be null and void;

3.3  In the event that this Agreement is terminated pursuant to Section 3.2 above, and any of the parties to this Agreement have not used its best efforts to complete the transactions contemplated by this Agreement, then notwithstanding any other provisions of this Agreement:

if Westsphere failed to use its best efforts, Westsphere shall be liable for and shall pay all costs and expenses incurred by the parties to this Agreement in connection with this Agreement; and

if 3 Ocean failed to use its best efforts, 3 Ocean shall be liable for and shall pay all costs and expenses incurred by the parties to this Agreement in connection with this Agreement.

4.0  TRANSACTION EXPENSES

4.1  Except as provided in Section 3.3, each party to this Agreement shall bear all costs and expenses incurred by him or it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Unless otherwise expressly provided herein, all costs and expenses related to satisfying any condition or fulfilling any covenant contained in this Agreement shall be borne by the party whose responsibility it is to satisfy the condition or fulfill the covenant in question.

5.0 APPROVALS

5.1 The obligations of the parties to complete the exchange of shares shall be subject to the following:

    the passing of the resolutions by the shareholders of Westsphere contemplated by Article 8.2(b) at the Shareholders Meeting ("Westsphere's Approvals");

    the passing of the resolutions by the shareholders of 3 Ocean authorizing 3 Ocean to enter into and conclude this Agreement. ("3 Ocean's Resolutions");

5.2 Westsphere and 3 Ocean shall use their best and reasonable efforts to obtain the required Approvals prior to the Closing.

6.0 WESTSPHERE'S WARRANTIES AND REPRESENTATIONS

6.1 Westsphere warrants and represents to the parties to this Agreement, with the intent that the parties to this Agreement will rely thereon in entering into this Agreement and in concluding the Share Exchange contemplated herein that:

  the Company is a company duly incorporated, validly existing and presently in good standing under the laws of the State of Colorado and has the power, authority and capacity to enter into this Agreement and to carry out its terms;

  the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of Westsphere, and this Agreement constitutes a legal, valid and binding obligation of Westsphere in accordance with its terms except as limited by laws of general application affecting the rights of creditors;

  to the knowledge of Westsphere, Westsphere has filed all reports and documents required to be filed with the Registrar of Companies for the State of Colorado, and is not in default of any requirements of the Company Act of the State of Colorado;

  upon completion of the Share Exchange 3 Ocean shall be the beneficial and registered holders of the Westsphere Shares as fully paid and non-assessable, free and clear of all liens, charges and encumbrances and restrictions on transfer save and except those which may be imposed by the regulatory authorities or under applicable securities law;

  Westsphere has all corporate power and authority to carry on its business as presently carried on;

  Westsphere is not in breach of any statute, regulation or by-law applicable to Westsphere or its operations;

  the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under the Articles of Westsphere or any indenture, mortgage, deed of trust, agreement, lease franchise, certificate, consent, permit, licensee, authority or other instrument to which Westsphere is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which Westsphere is bound, or, of any statute or regulation applicable to Westsphere,

7.0   3 OCEAN'S REPRESENTATIONS

7.1 3 Ocean warrant and represent to Westsphere, with the intent that Westsphere will rely thereon in entering into this Agreement and in concluding the Share Exchange contemplated herein that:

  3 Ocean is the registered holders and beneficial owners of the Vencash Shares, free and clear of all Liens, and 3 Ocean is the beneficial owner of the Promissory Note, free and clear of all Liens;

  3 Ocean has the power and the capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Vencash Shares and Promissory Note to the Company;

  the issued capital of Vencash is 100 organised shares and the Vencash Shares are validly issued and outstanding as fully paid and non-assessable;

  Vencash is a corporation duly incorporated, validly existing and in good standing under the laws of the Province of Alberta;

  All alterations, if any, to the Articles and By-laws of Vencash since its incorporation have been duly approved by the shareholders of Vencash and registered with the governmental authority having jurisdiction;

  Vencash has the power, authority and capacity to carry on the business as presently conducted by it;

  the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under the Articles or By-Laws of Vencash or any indenture, mortgage, deed or trust, agreement, lease, franchise, certificate, consent, permit, license, authority or other instrument to which Vencash is a party or is bound or any judgment, decree, order, rule or regulation of any court of administrative body by which Vencash is bound, or, to the knowledge of any statute or regulation applicable to Vencash, all material transactions of Vencash have been promptly and properly recorded or filed in or with its respective books and records, and the minute book of Vencash contains all records required to be kept pursuant to applicable legislation pertaining to corporations in Vencash's jurisdiction of incorporation;

  Vencash has conducted the business in the usual and normal manner and has maintained the business assets in good standing; and

  Vencash has not waived or surrendered any right of material value.

8.0 COVENANTS OF THE PARTIES

8.1 Between the date of this Agreement and the Effective Date, 3 Ocean will cause Vencash to afford to the Company and its authorized representatives access during normal business hours to all books, contracts, commitments, records of Vencash and will furnish such copies (certified if requested) thereof and other information as the Company may reasonably request and will take such steps as may be necessary to permit the Company and its authorized representatives to make such audit of the books of account of Vencash and such physical verification of the Business Assets as the Company may reasonably see fit;

  will diligently take all reasonable steps to obtain prior to the Effective Date, all consents and approvals required to complete the transactions, contemplated herein in accordance with the terms and conditions hereof including any consents, waivers and approvals as requested by Westsphere or Westsphere's solicitor;

  will do any and all things reasonably necessary and use their best efforts, assist and fully co-operated with Westsphere in its effort to obtain the approvals within the time limited hereunder;

8.2 Between the date of this Agreement and the Effective Date, Westsphere will:

  afford to 3 Ocean and its authorized representatives access during normal business hours to all books, contracts, commitments, records of Westsphere and will furnish such copies (certified if requested) thereof and other information as 3 Ocean may reasonably request and will take such steps as may be necessary to permit 3 Ocean and its authorized representatives to make such audit of the books of account of Westsphere and such physical verification of the assets of the Westsphere as 3 Ocean may reasonably see fit;

  call a general meeting of its shareholders to be held as soon a practicable after execution hereof to consider and, if thought fit, approve resolutions respecting the following matters together with such amendments as Westsphere may specify prior to the date notice of such meeting is mailed to Westsphere's shareholders:

  (i) approval of the exchange of the Westsphere Shares for the Vencash Shares, the total issued and allotted shares of Vencash being 100 organized shares; and

  (ii) such other matters pertaining to the transactions contemplated herein as may be reasonably requested by Westsphere, the form and proxy materials for the meeting to be completed to the satisfaction of the Westsphere;

  deliver written confirmation of each of the foregoing, if any, to 3 Ocean; and

  attend to all corporate matters to carry out and implement this Agreement as soon as possible.

8.3 Westsphere and 3 Ocean shall each complete their own due diligence investigations contemplated by subparagraphs 8.1(a) and 8.2(a) herein respectively in order to satisfy themselves of the accuracy of each other's representations and warranties hereunder, within thirty (30) days of the date of this Agreement and shall each deliver to the other written confirmation of their satisfactory completion of such investigations. Notwithstanding any such investigations, the representations and warranties of any party hereto shall survive the Closing Date and the Closing, and shall continue in full force and effect.

8.4 The parties agree to make or cause Westsphere to make such joint elections under the Income Tax Act with respect to the exchange of the Westsphere shares or any other matters as may be reasonably requested by Vencash and to execute and file such documents as may be necessary to give effect thereto.

9.0 TIME OF THE ESSENCE

9.1 Time is of the essence of this Agreement.

10. 0FURTHER ASSURANCES

10.1 The parties will execute and deliver such further documents and instruments and do such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

11.0 SUCCESSORS AND ASSIGNS

11.1 This Agreement will enure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

12.0 COUNTERPARTS

12.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

13.0 NOTICE

13.1 All notices, requests, demands and other communications required or permitted hereunder, or desired to be given with respect to their rights or interest herein, assigned or reserved, shall be deemed to have been properly given or delivered, when delivered personally or sent by registered mail or sent by electronic communication with all postage or other charges fully prepaid, and addressed to the parties respectively as follows;

  To 3 Ocean:

  3 OCEAN INVESTMENT CORP.
  3133 - 89 Street,
  Edmonton, Alberta
  T6K 2Z1

  To Westsphere:

NEWSLINK NETWORK TDS, INC. dba WESTSPHERE ASSET CORPORATION
#212-214-11th Ave S.E.
Calgary, Alberta T2G 0X8

Or such other address as any Person may specify by notice in writing to the other.

13.2 Any notice delivered on a business day, or sent by electronic communication on a business day, will be deemed conclusively to have been effectively given on the date notice was delivered or transmitted.

13.3 Any notice sent by prepaid registered mail will be deemed conclusively to have been effectively given on the tenth business day after posting; but if at the time of posting or between the time of posting and the tenth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will note be effectively given until actually delivered.

14.0 PROPER LAW

14.1 This Agreement will be governed by and construed in accordance with the laws of the State of Colorado and the parties will attorn to jurisdiction of the Courts thereof.

IN WITNESS WHEREOF the parties hereto set their hand and seal as of the day and year first above written.

SIGNED, SEALED and DELIVERED
By NEWSLINK NETWORK TDS, INC.
dba WESTSPHERE ASSET CORPORATION
in the presence of:

_____________________

/s/ Douglas N. MacDonald
President

NEWSLINK NETWORK TDS, INC.
dba WESTSPHERE ASSET CORPORATION

SIGNED, SEALED and DELIVERED
By 3 OCEAN INVESTMENT CORP.
in the presence of:

_____________________

/s/Sal Jaber
President

3 OCEAN INVESTMENT CORP.

APPENDIX A

The distribution of 4,800,000 shares in the common stock of Westsphere Asset Corporation by and between 3 Ocean Investment Corp. is agreed as follows:

1.    3 Ocean Investment Corp. shall be issued a total of 4,800,000 shares in the common stock of Westsphere Asset Corporation.